Section 1: 8-K (FORM 8-K)
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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 16, 2017
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Saul Centers, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)
(301) 986-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2017, James W. Symington resigned from the Board of Directors (the “Board”) of Saul Centers, Inc. (the “Company”), and from the Board’s Audit Committee. Mr. Symington's resignation is not the result of any disagreement with the Company about its operations, policies or practices.

Also on March 16, 2017, Gilbert M. Grosvenor resigned from the Board and from the Board’s Nominating and Corporate Governance and Compensation Committees. Mr. Grosvenor's resignation is not the result of any disagreement with the Company about its operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.
By:     /s/ Scott V. Schneider
Scott V. Schneider                                             Senior Vice President and Chief Financial Officer
Dated: March 17, 2017